EILENBERG & KRAUSE LLP
                         11 East 44th Street, 17th Floor
                               New York, NY 10017
                                  212-986-9700


                                                                    May 31, 2006

SyntheMed, Inc.
PO Box 219
Little Silver, New Jersey 07739

         Re: Legality Opinion
         --------------------

Gentlemen:

         We are counsel to SyntheMed, Inc. a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to 5,000,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), issuable upon exercise of options granted, as well as stock options to be granted, pursuant to the Company's 2006 Stock Option Plan (the "Plan").

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation and By-Laws of the Company, as each is currently in effect, the Registration Statement, the Plan, resolutions of the Board of Directors of the Company relating to the adoption of the Plan and the proposed registration and issuance of the Shares and such other corporate documents and records and other certificates, and we have made such investigations of law, as we have deemed necessary or appropriate in order to render the opinion hereinafter set forth.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the accuracy and completeness of all public records reviewed. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and paid for upon due exercise of options granted in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

         In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Securities and Exchange Commission thereunder.

                                                    Very truly yours,

                                                    /s/ Eilenberg & Krause LLP
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                                                    Eilenberg & Krause LLP